Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52248) pertaining to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. of our report dated October 29, 1996, with respect to the consolidated financial statements and schedules of Galey & Lord, Inc. included in the Annual Report (Form 10-K) for the year ended September 28, 1996.



                                      /s/   Ernst & Young LLP


Greensboro, North Carolina
December 23, 1996